Exhibit 4.10

HERTZ GLOBAL HOLDINGS, INC.

FORM OF AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT

Dated as of [•], 2006

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		Page

6.17	Consent to Jurisdiction	32
6.18	Waiver of Jury Trial	32
6.19	Enforcement	32
6.20	Certain Relationships	33
6.21	Counterparts; Facsimile Signatures	33

ii

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of [•], 2006, among (i) HERTZ GLOBAL HOLDINGS, INC., a Delaware corporation (the “Company”), (ii) each Stockholder listed in the signature pages hereof, and (iii) any other Stockholder that may become a party to this Agreement after the date and pursuant to the terms hereof. Capitalized terms used herein without definition shall have the meanings set forth in Section 5.1.

W I T N E S S E T H:

WHEREAS, on December 21, 2005, the Company acquired from Ford Holdings LLC, indirectly, all of the outstanding shares of capital stock of The Hertz Corporation (“Hertz”);

WHEREAS, in connection with the acquisition of Hertz, the Company entered into a Stockholders Agreement, dated as of December 21, 2005, with its stockholders as of that date (the “Original Agreement”);

WHEREAS, the Company is proposing to consummate an IPO; and

WHEREAS the Stockholders and the Company desire to amend and restate the Original Agreement as provided herein to set forth their respective rights and obligations following the IPO.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
[RESERVED]

ARTICLE II
GOVERNANCE AND MANAGEMENT OF THE COMPANY

2.1                                 Board of Directors/Committees.

(a)                                  Board Nominees.

(i)                                     Prior to a Controlled Company Event. Subject to Section 2.6, and prior to a Controlled Company Event, the Stockholders and the Company shall take all Necessary Action to cause the board of directors of the Company (the “Board”) to be comprised of up to fifteen directors:

(A)                              three of whom shall be designated by CD&R (such persons, the “CD&R Nominees”);

(B)                                one of whom shall be designated by Carlyle and one of whom shall be designated by CEP II U.S. Investment, L.P. (such persons, the “Carlyle Nominees”);

(C)                                two of whom shall be designated by Merrill (such persons, the “Merrill Nominees”, and collectively with the CD&R Nominees and the Carlyle Nominees, the “Investor Nominees”);

(D)                               three of whom shall be Independent Directors, with each Principal Investor having the right to designate one such Independent Director and each such Independent Director being subject to Unanimous Investor Approval;

(E)                                 unless otherwise agreed by Majority Approval, one of whom shall be the Chief Executive Officer (the identity of which shall be subject to Section 2.5) (the “CEO Nominee”), it being understood and agreed that such approval is hereby given for Mr. Mark Frissora to be a member of the Board while he is the Chief Executive Officer of the Company;

(F)                                 unless otherwise agreed by Majority Approval, one of whom shall be Mr. Craig Koch, until such time as Mr. Mark Frissora succeeds Mr. Craig Koch as Chairman of the Board; and

(G)                                up to three of whom shall be additional Independent Directors designated by Unanimous Investor Approval.

(ii)                                  Following a Controlled Company Event. If, following a Controlled Company Event and after giving effect to Section 2.6, the membership of the Board as designated in accordance with Section 2.1(a)(i) would not comply with the requirements of Applicable Law (after giving effect to applicable transition periods, if any), (A) the number of CD&R Nominees, Carlyle Nominees and Merrill Nominees shall each be reduced by one (but in no event reduced to less than one except as provided in Section 2.6), (B) each Principal Investor shall cause one of its Investor Nominees to resign, and (C) the directors remaining in office shall elect Independent Directors to fill each of the vacancies created by such resignations. If, after giving effect to the foregoing, the membership of the Board would still not comply with the requirements of Applicable Law (after giving effect to applicable transition periods, if any), the Company and the Stockholders will take all Necessary Action to cause the Company to comply with Applicable Law with respect to the composition of the Board (which may include the election of additional Independent Directors as members of the Board and Committees, either as a result of an increase in the membership of the Board or the pro rata reduction in the number of Investor Nominees and their resignation from the Board or Committees, or both).

(b)                                 Chairman of the Board. The Chairman of the Board shall be one of the CD&R Nominees, as selected by the CD&R Nominees, provided that if CD&R approves of the appointment of the CEO Nominee as the Chairman of the Board, (i) such CEO Nominee, rather than a CD&R Nominee, shall serve as Chairman of the Board, and (ii) during the term of the CEO Nominee’s service as Chairman of the Board, one of the CD&R Nominees, as selected by the CD&R Nominees, shall serve as lead director responsible for chairing meetings (or portions thereof) of the Board during which no management employees of the Company are present.

(c)                                  Classified Board. The certificate of incorporation and the by-laws of the Company shall provide that the directors of the Company, subject to any rights of the holders of shares of any class or series of preferred stock of the Company, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. One class’s (“Class I”) term will expire at the first annual meeting of the stockholders following the date hereof, another class’s (“Class II”) term will expire at the second annual meeting of the stockholders following the date hereof and another class’s (“Class III”) term will expire at the third annual meeting of stockholders following the date hereof; provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. Thereafter, at each annual meeting of stockholders of the Corporation, subject to any rights of the holders of shares of any class or series of preferred stock of the Company, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Investor Nominees shall be allocated among the three classes of the Board as follows:  (i) one CD&R Nominee shall be allocated to each of Class I, Class II and Class III; and (ii) one Carlyle Nominee and one Merrill Nominee shall be allocated to each of Class I and Class III; provided that if the number of Investor Nominees is reduced pursuant to Section 2.1(a)(ii) or Section 2.6, upon the resignation of an affected Investor Nominee from a class of the Board, the right to designate successor Investor Nominees to such class shall expire.

(d)                                 Committees. The by-laws of the Company shall provide for an executive and governance committee, a compensation committee, an audit committee and such other committees as the Board may determine (collectively, the “Committees”); provided that, following a Control Company Event, the executive and governance committee shall be renamed the executive committee and the Committees shall include a nominating and governance committee. Subject to Section 2.6, the executive and governance committee shall consist of the Chairman of the Board, a CD&R Nominee (if the CD&R Nominee is not the Chairman of the Board), a Carlyle Nominee, a Merrill Nominee and, if the Chief Executive Officer is not the Chairman of the Board and is a member of the Board, the Chief Executive Officer. The CD&R Nominee that is a member of the executive and governance committee shall serve as its chairman. Each Committee shall consist of at least three directors and, subject to Section 2.6, each Principal Investor shall have the right to designate one member thereof from among the Investor Nominees and Independent Directors; provided that (i) the membership of each Committee shall meet the requirements of Applicable Law (after giving effect to applicable transition periods, if any), and (ii) each Committee shall have such additional members as the Board may determine, which determination, if made after a Controlled Company Event, shall be made on the recommendation of the nominating and governance committee. Each Committee shall have such powers and responsibilities as the Board may from time to time authorize.

(e)                                  Removal and Replacement of Directors. If a vacancy is created on the Board or a Committee as a result of the death, disability, retirement, resignation or removal of any Investor Nominee, then the Stockholder that designated such Investor Nominee shall have the right to designate such person’s replacement, subject to the final sentence of Section 2.1(c).

(f)                                    Board Observers. If and for so long as any Stockholder that is a Principal Investor or is otherwise a member of a Principal Investor Group is, together with the other members of its Principal Investor Group and such Principal Investor Group’s Permitted Transferees, the holder of an aggregate amount of Shares that have an aggregate Fair Market Value in excess of $50 million, each such Stockholder shall be entitled to appoint one person as an observer (a “Board Observer”) to the Board. Any Board Observer shall be entitled to attend meetings of such Board and to receive all information provided to the members of such Board (including without limitation, minutes of previous meetings of such Board); provided, that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, or if such Stockholder or its Board Observer is affiliated in any manner with a Competitor. For the avoidance of doubt, no Board Observer shall have voting rights or fiduciary obligations to the Company or the Stockholders but each shall be bound by the same confidentiality obligations as the members of the applicable Board. The Company, the Principal Investors and any Permitted Transferees thereof agree to take commercially reasonable efforts, either directly through the Company or indirectly through one of its Subsidiaries (as applicable), to cause Hertz to permit each Stockholder who has the right to designate a director to the Board pursuant to Section 2.1(a) or appoint a Board Observer pursuant to this Section 2.1(f) to appoint one person as an observer to the board of directors of Hertz.

(g)                                 Information Sharing. Each Stockholders acknowledges and agrees that the Investor Nominees may share confidential, non-public information about the Company and its Subsidiaries with the Principal Investors and their Representatives, subject to the confidentiality restrictions set forth in Section 6.3.

2.2                                 Director Fees and Expenses.

(a)                                  Fees. The Company shall pay to the directors such fees as may be determined by the Board, subject to Majority Approval. No director who is also an employee of the Company or any Company Subsidiary shall be paid any fee for serving as a director or member of any Committee.

(b)                                 Expenses. The Company will cause each non-employee director serving on the Board, any Committees or any Company Subsidiary board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service, including reasonable travel, lodging and meal expenses.

2.3                                 Approvals.

(a)                                  General. Except as required by Applicable Law, all actions requiring the approval of the Board shall be approved by a majority of the directors present at any duly convened Board meeting or by unanimous written consent of the directors without a meeting, in each case in accordance with the provisions of the Delaware General Corporation Law and the by-laws of the Company.

(b)                                 Quorum/Notice. A quorum for meetings of the Board shall consist of a majority of the total authorized membership of the Board; provided that, prior to a Controlled Company Event, such majority includes at least one Investor Nominee of each of the Principal Investors entitled to designate an Investor Nominee. If a quorum is not achieved at any duly called meeting, such meeting may be postponed to a time no earlier than 48 hours after written notice of such postponement has been given to the directors, and, at any such postponed meeting, a quorum shall consist of a majority of the total authorized membership of the Board; provided that, prior to a Controlled Company Event, such majority must include at least one Investor Nominee of at least two Principal Investors. Meetings of the Board may be called by the Chairman of the Board or by any other director at any time; provided that at least 48 hours’ written notice of such meeting has been provided to the directors or notice thereof has been waived by each director.

2.4                                 Certain Actions/Voting Proxy.

(a)                                  Each Stockholder shall take all Necessary Action to cause the election, removal and replacement of directors, members of Committees and the Chief Executive Officer in the manner contemplated in, and otherwise give the fullest effect possible to, the provisions of Sections 2.1 and, subject to Section 2.5(b), 2.5(a) (including supporting the nomination and designation of such officers and directors as are set forth in Sections 2.1 and 2.5 and the recommendation of such directors by the nominating and governance committee to the Board for inclusion in the slate of nominees recommended by the Board to the stockholders of the Company for election as directors).

(b)                                 Each Stockholder, in connection with any vote or action by written consent of the stockholders of the Company relating to any matter (including with respect to election of directors, any Transfer of Equity Securities or amendment of the Company’s certificate of incorporation) requiring consent as specified in Section 3.1 or any other provision of this Agreement, shall vote all of its Voting Securities:  (i) against (and not act by written consent to approve) such matter if such matter has not received such required consent, (ii) for (or act by written consent to approve) any matter that has received such required consent and which has been submitted to the stockholders of the Company for approval, and (iii) otherwise take or cause to be taken, all other reasonable actions, at the expense of the Company, required, to the extent permitted by Applicable Law, to prevent the taking of any action by the Company that has not received such required consent, or to approve the taking of any such action that has received such required consent.

(c)                                  Each Stockholder (other than the Committing Investors) (i) that is a Permitted Transferee, an Affiliate Co-investor or a Co-investment Vehicle hereby irrevocably grants to and appoints the Principal Investor which is an Affiliate of such Stockholder and (ii) that is not a Person described in clause (i) hereby irrevocably grants to and appoints the Principal Investors collectively (to act by unanimous consent) such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or act by written consent with respect to such Stockholder’s Voting Securities, and to grant a consent, proxy or approval in respect of such Voting Securities, in the event that such Stockholder fails at any time to vote or act by written consent with respect to any of its Voting Securities in the manner agreed by such Stockholder in this Agreement, in each case in accordance with such Stockholder’s agreements contained in this Section 2.4 and any other provision of this Agreement. Each Stockholder (other than the Principal Investors) hereby affirms that the irrevocable proxy set forth in this Section 2.4(c) will be valid for the term of this Agreement and is given to secure the performance of the obligations of such Stockholder under this Agreement. Each such Stockholder hereby further affirms that each proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest and shall extend for the term of this Agreement, or, if earlier, until the last date permitted by Applicable Law. For the avoidance of doubt, except as expressly contemplated by this Section 2.4, none of the Stockholders has granted a proxy to any Person to exercise the rights of any such Stockholder under this Agreement.

2.5                                 Chief Executive Officer/Management. (a)  In each case, subject to Section 2.5(b), (i) the Chief Executive Officer shall be appointed by the Board, subject to Majority Approval and the approval of CD&R, (ii) the Chief Executive Officer may be removed with or without cause by either (x) the Board with Majority Approval or (y) CD&R, upon 72 hours’ written notice to the Principal Investors, after consultation with the Board, (iii) upon the removal of the Chief Executive Officer, a CD&R Nominee shall lead the search for a new Chief Executive Officer, which search shall be commenced within six months of such removal, and shall consult with the Board throughout such process and (iv) during any period in which there is no Chief Executive Officer duly appointed in accordance with this Section 2.5, a CD&R Nominee serving as Chairman of the Board may assume the role of Chief Executive Officer until such time as a Chief Executive Officer is so appointed; provided in such event, until such appointment, there shall be no CEO Nominee on the Board.

(b)                                 [Following a Controlled Company Event, (i) each Principal Investor shall cause each of its Investor Nominees, to the extent such Investor Nominee may take or omit to take any action consistent with giving effect to the provisions of Section 2.5(a), to take or omit to take such action, subject to the fiduciary duties such Investor Nominee has as a director of the Company and other Applicable Law, and (ii) neither the Company nor any other Stockholder shall be obligated to take or omit to take any other action (including any other Necessary Action) to give effect to the provisions of Section 2.5(a).](1)

2.6                                 Termination of Rights. Notwithstanding Section 2.1(a) or Section 2.5, if, at any time, any Principal Investor, together with members of its Principal Investor Group and its other Qualified Co-investment Transferees, shall cease to own a number of Shares equal to at least:

(i)                                     50% of the Shares owned by such Principal Investor and members of its Principal Investor Group and its other Qualified Co-investment Transferees on the Closing Date (its “Original Shares”), except as otherwise requested by a majority of the Investor Nominees of the other Principal Investors, (A) the number of directors such Principal Investor shall have the right to nominate pursuant to Section 2.1(a) shall be reduced by one, (B) such Principal Investor shall cause one of its Investor Nominees to resign, and (C) except as otherwise provided in Section 2.1(a)(ii),the directors remaining in office shall decrease the size of the Board to eliminate such vacancy; and

(ii)                                  25% of its Original Shares, (A) such Principal Investor shall cease to have the right to designate any directors pursuant to Sections 2.1(a) and 2.1(b) (including, in the case of CD&R, the right to designate the Chairman of the Board) or any right to designate members of Committees pursuant to Section 2.1(d) (including, in the case of CD&R, the right to designate the chair of the executive and governance committee), (B) the consent of such Principal Investor or its Investor Nominees shall no longer be required (if applicable) to authorize, effect or validate the matters specified in Section 2.5, (C) such Principal Investor shall cause its Investor Nominees and Committee designees to resign, and (D) except as otherwise consented to by the other Principal Investors

(1) Language remains under discussion.

entitled to designate a director, and except as otherwise provided in Section 2.1(a)(ii), the directors remaining in office shall decrease the size of the Board to eliminate such vacancy.

2.7                                 Non-Competition. For so long as a Principal Investor or any member of its Principal Investor Group (x) has the right to designate a director pursuant to Section 2.1(a), (y) actually designates a board observer as permitted pursuant to Section 2.1(f) or (z) elects to continue to receive any Information from the Company or its Subsidiaries pursuant to Section 2.8, such Principal Investor, its Affiliates, its Affiliate Co-investors and its Co-investment Vehicles shall not directly or indirectly through one or more Affiliates own, manage, operate, control or participate in the ownership, management, operation or control of any Competitor; provided that nothing in this Section 2.7 shall prohibit any Principal Investor, its Controlled Affiliates, Affiliate Co-investors or Co-investment Vehicles from acquiring or owning, directly or indirectly:

(a)                                  up to 5% of the aggregate voting securities of any Competitor (i) that is a publicly traded Person or (ii) that is not a publicly traded Person; provided that neither the Principal Investor, nor any of its Controlled Affiliates, Affiliate Co-investors or Co-investment Vehicles, directly or indirectly through one or more Affiliates, designates a member of the board of directors (or similar body) of such Competitor or its Affiliates or is granted any other governance rights with respect to such Competitor or its Affiliates (other than customary governance rights granted in connection with the ownership of debt securities);

(b)                                 any non-convertible debt securities of any Competitor;

(c)                                  any securities of any Competitor as defined in clause (b) of the definition of Competitor, so long as such Person’s rental activities are limited in all material respects to equipment manufactured or assembled by such Person or its Affiliates;

(d)                                 any securities of any Competitor, so long as (i) such Person’s annual revenue derived from rental operations that qualify such Person as a Competitor are limited to no more than 25% of total annual revenue of such Person on a consolidated basis and (ii) such rental operations of such Person are divested within 12 months of being acquired; or

(e)                                  any securities of any Person that is a Competitor, substantially all of whose operations are conducted outside of North America and Europe; provided that prior to any Principal Investor or its Controlled Affiliates, Affiliate Co-investors or Co-investment Vehicles acquiring or owning such securities, such potential purchaser shall have given written notice to the Company, in reasonable detail, of the opportunity to acquire such securities and of such potential purchaser’s good faith interest in pursuing the opportunity, and the Company shall not have, within 10 Business Days of receipt of such notice, notified such potential purchaser of its good faith interest in pursuing such opportunity on behalf of itself or one or more of the Company’s Subsidiaries. If such a notice of interest has been timely delivered, the Board shall give written notice to the potential purchaser if the Company subsequently determines not to continue to pursue such opportunity, in which case the foregoing proviso shall cease to apply with respect to such opportunity.

Nothing in this Section 2.7 shall prohibit Merrill Lynch Global Partners, Inc. (“MLGP”) or its Affiliates from engaging in trading, asset management (including proprietary trading and hedge fund and similar activities), financial advisory, lending or other applicable financial services activities in its ordinary course of business so long as no confidential information relating to the Company, any of the Company’s Subsidiaries or the acquisition of Hertz is used in the course of such activity.

2.8                                 Information/Access.

(a)                                  Information. The Company shall provide each Stockholder or its designated representative with:

(i)                                     as soon as available, and in any event within 45 days after the end of each fiscal quarter of the Company for the first three fiscal quarters of a fiscal year, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Company and its Subsidiaries;

(ii)                                  as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Company and its Subsidiaries, accompanied by the report of independent certified public accountants of recognized national standing; and

(iii)                               to the extent the Company or any of its Subsidiaries is required by Applicable Law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports (without exhibits) pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available.

(b)                                 Access. The Company shall, and shall cause its Subsidiaries, officers, directors and employees to, (i) afford the officers, employees, auditors and other agents of each Stockholder that is a member of a Principal Investor Group, for so long as such Stockholder is, together with the other members of its Principal Investor Group and such

Principal Investor Group’s Permitted Transferees, the holder of an aggregate amount of Shares that have an aggregate Fair Market Value in excess of $50 million, during normal business hours and upon reasonable notice reasonable access at all reasonable times to its officers, employees, auditors, properties, offices, plants and other facilities and to all books and records, and (ii) afford such Stockholder the opportunity to consult with its officers from time to time regarding the Company’s and its Subsidiaries’ affairs, finances and accounts as each such Stockholder may reasonably request upon reasonable notice.

(c)                                  Additional Information. Each of the Stockholders agrees that, from the date of this Agreement and for so long as it shall own any Equity Securities, it will furnish the Company such necessary information and reasonable assistance as the Company may reasonably request in connection with the (i) consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement and (ii) the preparation and filing of any reports, filings, applications, consents or authorizations with any Regulatory Entity under any Applicable Law. Each Stockholder proposing to make a Transfer pursuant to Article III and the Company shall provide the other with any information reasonably requested in order for each of them to determine whether the proposed Transfer would be a Prohibited Transaction.

(d)                                 Corporate Opportunities. Except as otherwise provided in the second sentence of this Section 2.8(d), (i) no Stockholder and no stockholder, member, manager, partner or Affiliate of any Stockholder or their respective officers, directors, employees or agents (any of the foregoing, a “Stockholder Group Member”) shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company or any of its Subsidiaries in which the Company or one of its Subsidiaries may, but for the provisions of this Section 2.8(d), have an interest or expectancy (“Corporate Opportunity”), and (ii) subject to Section 2.7, no Stockholder nor any Stockholder Group Member (even if also an officer or director of the Company) will be deemed to have breached any fiduciary or other duty or obligation to the Company by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company. The Company, on behalf of itself and its Subsidiaries, renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company; provided that the Company does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer of the Company whether or not such individual is also a director or officer of a Stockholder, if such opportunity is expressly offered to such Person in his or her capacity as an officer of the Company and the Stockholders recognize that the Company reserves such rights.

ARTICLE III
TRANSFERS/CERTAIN COVENANTS

3.1                                 Transfer Restrictions.

(a)                                  No Stockholder may Transfer any of its Equity Securities except as follows:

(i)                                     Any Stockholder may Transfer all or any portion of its Equity Securities to any Permitted Transferee of such Stockholder, provided that Equity Securities Transferred by a Principal Investor (without Unanimous Investor Approval) to any Permitted Transferee pursuant to this Section 3.1(a)(i), other than Transfers to a Specified Affiliate or in connection with a Mandatory Distribution, shall not constitute more than 45% of such Principal Investor’s pro rata share of the Equity Securities of the Company as of the Closing, provided, further, that any Principal Investor may Transfer all or any portion of any Equity Securities acquired after the Closing Date to any Permitted Transferee of such Principal Investor without limitation.

(ii)                                  [Reserved].

(iii)                               Any Stockholder may Transfer all or any portion of its Equity Securities as a Tag-Along Participant pursuant to Section 3.3 or as a Selling Stockholder pursuant to Section 3.4.

(iv)                              [Any Stockholder may Transfer all or any portion of its Equity Securities at any time in connection with a (x) Demand Registration (as defined in the Registration Rights Agreement) or (y) a Shelf Underwritten Offering (as defined in the Registration Rights Agreement) following delivery of a Take-Down Notice (as defined in the Registration Rights Agreement), which Demand Registration or Take-Down Notice has been approved pursuant to clause (v) below, or (z) a Piggyback Registration (as defined in the Registration Rights Agreement), in each case as provided in, and subject to, the Registration Rights Agreement].(2)

(v)                                 Any Stockholder may Transfer all or any portion of its Equity Securities at any time, subject to compliance with Section 3.3 and Section 3.4, provided that, until the earlier of (x) the fourth anniversary of the consummation of the IPO and (y) the Principal Investors ceasing to own (in the aggregate) at least 25% of the Voting Securities of the Company, such Transfer shall also be subject to receipt of Majority Approval (which, for the avoidance of doubt, shall

(2)  Remains under discussion.

be required for any request for a Demand Registration or the delivery of any Take-Down Notice pursuant to the Registration Rights Agreement).

(b)                                 Notwithstanding anything to the contrary in this Agreement, no Stockholder shall Transfer any Equity Securities (whether or not the proposed Transferee is a Permitted Transferee or such Transfer would otherwise be permitted by Section 3.1(a)) (i) to any Competitor or (ii) if any such Transfer would constitute a Prohibited Transaction, unless, in any such case, such Transfer has received Unanimous Investor Approval in writing.

(c)                                  Any Permitted Transferee that acquires Equity Securities shall, as a condition precedent to the Transfer of such Equity Securities to such Transferee, (i) become a party to this Agreement by completing and executing a signature page hereto (including the address of such party), (ii) execute all such other agreements or documents as may reasonably be requested by the Company (which may include such representations and warranties made by the Permitted Transferee to the Company as shall be reasonably requested by the Company; it being understood that any representations and warranties made by the original parties to this Agreement pursuant to subscription agreements, other than those solely related to a primary investment in the Company, shall be deemed reasonable), and (iii) deliver such signature page and, if applicable, other agreements and documents to the Company at its address specified in Section 6.12. Such Permitted Transferee shall, upon its satisfaction of such conditions and acquisition of Equity Securities, be a Stockholder for all purposes of this Agreement.

(d)                                 Any Transfer or attempted Transfer of Equity Securities in violation of any provision of this Agreement shall be void.

(e)                                  Each Stockholder that is classified for U.S. Federal income tax purposes as a partnership agrees that it shall not, unless otherwise agreed in writing by each of the Principal Investors, for so long as it owns more than 3% of the outstanding Equity Securities, permit a Person to become the beneficial owner of an interest as a member of such Stockholder for U. S. Federal income tax purposes if, to its knowledge after due inquiry, such Person is a natural person. For these purposes, any entity that is classified as a disregarded entity or any Grantor Trust for U.S. Federal income tax purposes shall be disregarded, but a Person that owns an interest as a member of an entity that is classified as a partnership for such purposes (an upper-tier partnership), which upper-tier partnership owns an interest as a member of a second entity that is classified as a partnership for such purposes (a lower-tier partnership), shall not be considered the beneficial owner of an interest as a member of such lower-tier partnership as a result of such Person’s owning an interest as a member of such upper-tier partnership.

(f)                                    Prior to the eighth anniversary of the Closing Date, without Unanimous Investor Approval no Stockholder shall distribute any of its Equity Securities in kind to any of its direct or indirect equityholders that is not an Affiliate of such Stockholder other than in connection with a Mandatory Distribution.

3.2                                 [Reserved]

3.3                                 Tag-Along Rights.

(a)                                  In the event of a proposed Transfer of Shares by a Stockholder (a “Transferring Stockholder”) other than (x) to a Permitted Transferee or (y) in connection with a Public Offering (including a shelf takedown) in accordance with the Registration Rights Agreement (with respect to which each Stockholder’s right to participate in such Public Offering will be governed by the terms thereof), each Stockholder (other than the Transferring Stockholder) shall have the right to participate on the same terms and conditions and for the same per Share consideration as the Transferring Stockholder in the Transfer in the manner set forth in this Section 3.3. Prior to any such Transfer, the Transferring Stockholder shall deliver to the Company prompt written notice (the “Transfer Notice”), which the Company will forward to the Stockholders (other than the Transferring Stockholder, the “Tag-Along Participants”) within 5 days of receipt thereof, which notice shall state (i) the name of the proposed Transferee, (ii) the number of Shares proposed to be Transferred (the “Transferred Securities”) and the percentage (the “Tag Percentage”) that such number of Shares constitute of the total number of Shares owned by such Transferring Stockholder, (iii) the proposed purchase price therefore, including a description of any non-cash consideration sufficiently detailed to permit the determination of the Fair Market Value thereof, and (iv) the other material terms and conditions of the proposed Transfer, including the proposed Transfer date (which date may not be less than 35 days after delivery to the Tag-Along Participants of the Transfer Notice). Such notice shall be accompanied by a written offer from the proposed Transferee to purchase the Transferred Securities, which offer may be conditioned upon the consummation of the sale by the Transferring Stockholder, or the most recent drafts of the purchase and sale documentation between the Transferring Stockholder and the Transferee which shall make provision for the participation of the Tag-Along Participants in such sale consistent with this Section 3.3.

(b)                                 Each Tag-Along Participant may elect to participate in the proposed Transfer to the proposed Transferee identified in the Transfer Notice by giving written notice to the Company and to the Transferring Stockholder within the 15 day period after the delivery of the Transfer Notice to such Tag-Along Participant, which notice shall state that such Tag-Along Participant elects to exercise its rights of tag-along under this Section 3.3 and shall state the maximum number of shares sought to be Transferred (which number may not exceed the product of (i) all such Shares owned by such Tag-Along Participant plus the number of Shares owned by any Affiliate Tag-Along Assignor of such Tag-Along Participant, multiplied by (ii) the Tag Percentage). As used in this Agreement, the term “Affiliate Tag-Along Assignor” with respect to any Stockholder shall mean an Affiliate of such Stockholder or, in the case of any member of a Principal

Investor Group, any other member of such Principal Investor Group that, in each case, shall have waived, by means of written notice to the Company and the Transferring Stockholder, its tag-along rights pursuant to this Section 3.3 with respect to the applicable Transfer in favor of such Stockholder. Each Tag-Along Participant shall be deemed to have waived its right of tag-along with respect to the Transferred Securities hereunder if it fails to give notice within the prescribed time period. The proposed Transferee of Transferred Securities will not be obligated to purchase a number of Shares exceeding that set forth in the Transfer Notice, and in the event such Transferee elects to purchase less than all of the additional Shares sought to be Transferred by the Tag-Along Participants, the number of Shares to be Transferred by the Transferring Stockholder and each such Tag-Along Participant shall be reduced so that each such Stockholder is entitled to sell its Pro Rata Portion of the number of Shares the proposed Transferee elects to purchase (which in no event may be less than the number of Transferred Securities set forth in the Transfer Notice).

(c)                                  Each Tag-Along Participant, if it is exercising its tag-along rights hereunder, shall deliver to the Transferring Stockholder at the closing of the Transfer of the Transferring Stockholder’s Transferred Securities to the Transferee certificates representing the Transferred Securities to be Transferred by such holder, duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds. Each Stockholder participating in a sale pursuant to this Section 3.3 shall receive consideration in the same form and per share amount after deduction of such Stockholder’s proportionate share of the related expenses. Each Stockholder participating in a sale pursuant to this Section 3.3 shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Transferring Stockholder so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Stockholder; provided, that any general indemnity given by the Transferring Stockholder, applicable to liabilities not specific to the Transferring Stockholder, to the Transferee in connection with such sale shall be apportioned among the Stockholders participating in a sale pursuant to this Section 3.3 according to the consideration received by each such Stockholder and shall not exceed such Stockholder’s net proceeds from the sale; provided, further, that any representation relating specifically to a Stockholder and/or its ownership of the Equity Securities to be Transferred shall be made only by that Stockholder. The fees and expenses incurred in connection with a sale under this Section 3.3 and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Stockholders on a pro rata basis, based on the consideration received by each Stockholder in respect of its Equity Securities to be Transferred; provided that no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 3.3 (excluding de minimis expenditures). The proposed Transfer date may be extended beyond the date described in the Transfer Notice to the extent necessary to obtain required approvals of Regulatory Entities and other required approvals and the Company and the Stockholders shall use their respective commercially reasonable efforts to obtain such approvals.

(d)                                 If the Transferring Stockholder sells or otherwise Transfers to the Transferee any of its Shares in breach of this Section 3.3, then each Tag-Along Participant shall have the right to sell to each Transferring Stockholder, and each Transferring Stockholder undertakes to purchase from each Tag-Along Participant, the number of Shares that such Tag-Along Participant would have had the right to sell to the Transferee pursuant to this Section 3.3, for a per Share amount and form of consideration and upon the terms and conditions on which the Transferee bought such Shares from the Transferring Stockholder, but without any indemnity being granted by any Tag-Along Participant to the Transferring Stockholder; provided that nothing contained in this Section 3.3(d) shall preclude any Stockholder from seeking alternative remedies against any such Transferring Stockholder as a result of its breach of this Section 3.3.

3.4                                 Drag Along Right.

(a)                                  If one or more members of the Principal Investor Groups propose to Transfer all of their Equity Securities, representing more than 50% of the Voting Securities of the Company, and, for so long as such a Transfer requires any approval hereunder, such Transfer has been so approved, then if requested by the Stockholder(s) Transferring such Equity Securities (the “Section 3.4 Transferring Stockholder(s)”), each other Stockholder (each, a “Selling Stockholder”) shall be required to sell all of the Equity Securities held by it of the same type as any of the Equity Securities to be Transferred (or then convertible into any such type).

(b)                                 The consideration to be received by a Selling Stockholder shall be the same form and amount of consideration per share to be received by the Section 3.4 Transferring Stockholder(s), and the terms and conditions of such sale shall be the same as those upon which the Section 3.4 Transferring Stockholder(s) sells its Equity Securities. In connection with the transaction contemplated by Section 3.4(a) (the “Drag Transaction”), each Selling Stockholder will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Section 3.4 Transferring Stockholder(s) so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Stockholder; provided, that (i) any general indemnity given by the Section 3.4 Transferring Stockholder(s), applicable to liabilities not specific to the Section 3.4 Transferring Stockholder(s), to the purchaser in connection with such sale shall be apportioned among the Selling Stockholders according to the consideration received by each Selling Stockholder and shall not exceed such Selling Stockholder’s net proceeds from the sale, (ii) that any representation relating specifically to a Selling

Stockholder and/or its Equity Securities shall be made only by that Selling Stockholder, and (iii) in no event shall any Stockholder be obligated to agree to any non-competition covenant or other similar agreement as a condition of participating in such Transfer.

(c)                                  The fees and expenses incurred in connection with a sale under this Section 3.4 and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Stockholders on a pro rata basis, based on the consideration received by each Stockholder in respect of its Equity Securities; provided that no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 3.4 (excluding de minimis expenditures).

(d)                                 The Section 3.4 Transferring Stockholder(s) shall provide written notice (the “Drag Along Notice”) to each other Selling Stockholder of any proposed Drag Transaction as soon as practicable following its exercise of the rights provided in Section 3.4(a). The Drag Along Notice shall set forth the consideration to be paid by the purchaser for the securities, the identity of the purchaser and the material terms of the Drag Transaction.

(e)                                  If any holders of Equity Securities of any class are given an option as to the form and amount of consideration to be received in the Drag Transaction, all holders of Equity Securities of such class must be given the same option.

(f)                                    Any Selling Stockholder whose assets (“Plan Assets”) constitute assets of one or more employee benefit plans and are subject to Part IV of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), shall not be obligated to sell to any Person to whom the sale of any Equity Securities would constitute a non-exempt “prohibited transaction” within the meaning of ERISA or the Code, provided, however, that if so requested by the Section 3.4 Transferring Stockholder(s): (i) such Selling Stockholder shall have taken commercially reasonable efforts to (x) structure its sale of Equity Securities so as not to constitute a non-exempt “prohibited transaction” or (y) obtain a ruling from the Department of Labor to the effect that such sale (as originally proposed or as restructured pursuant to clause (i)(x)) does not constitute a non-exempt “prohibited transaction” and (ii) such Selling Stockholder shall have delivered an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Section 3.4 Transferring Stockholder(s)) to the effect that such sale (as originally proposed or as restructured pursuant to clause (i)(x)) would constitute a non-exempt “prohibited transaction.”

(g)                                 Upon the consummation of the Drag Transaction and delivery by any Selling Stockholder of the duly endorsed certificate or certificates representing the Equity Securities held by such Selling Stockholder to be sold together with a stock power duly executed in blank, the acquiring Person shall remit directly to such Selling Stockholder, by wire transfer of immediately available funds, the consideration for the securities sold pursuant thereto.

3.5                                 [Reserved].

3.6                                 Legend.

(a)                                  All certificates representing the Equity Securities held by each Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

(b)                                 Upon the permitted sale of any Equity Securities pursuant to (i) an effective registration statement under the Securities Act or pursuant to Rule 144 or (ii) another exemption from registration under the Securities Act or upon the termination of this Agreement, the certificates representing such Equity Securities shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 3.6; provided that the Company may condition such replacement of certificates under clause (ii) upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

ARTICLE IV
[RESERVED]

ARTICLE V
DEFINITIONS

5.1                                 Certain Definitions.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person, (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii) (it being understood and agreed that for purposes of this Agreement (x) each of CMC-Hertz Partners and ML Hertz Co-Investor shall be deemed an Affiliate of Merrill and a member of Merrill’s Principal Investor Group but not Carlyle’s or CD&R’s Principal Investor Group, and (y) CDR CCMG Co-Investor shall be deemed an Affiliate of CD&R and a member of CD&R’s Principal Investor Group but not Carlyle’s or Merrill’s Principal Investor Group).

“Affiliate Co-investor” means an entity not formed primarily for the purpose of making the commitments of a Principal Investor at Closing which is an Affiliate of a Principal Investor, any internal co-investment entity for partners, employees, advisors and other designees of any Principal Investor or its Affiliates, an alternative investment vehicle that is an Affiliate of a Principal Investor or a direct or indirect wholly-owned Subsidiary of any of the foregoing.

“Affiliate Tag-Along Assignor” has the meaning set forth in Section 3.3(b).

“Agreement” means this Stockholders Agreement, as amended from time to time in accordance with Section 6.8.

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Regulatory Entity, (ii) any consents or approvals of any Regulatory Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Regulatory Entity.

“Board” has the meaning set forth in Section 2.1(a)(i).

“Board Observer” has the meaning set forth in Section 2.1(f).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Carlyle” means Carlyle Partners IV, L.P.

“Carlyle Nominees” has the meaning set forth in Section 2.1(a)(i)(B).

“CD&R” means Clayton, Dubilier & Rice Fund VII, L.P.

“CDR CCMG Co-Investor” means CDR CCMG Co-Investor L.P. For purposes of clarity CDR CCMG Co-Investor shall be deemed an Affiliate and Co-investment Vehicle of CD&R but not Carlyle or Merrill.

“CD&R Nominees” has the meaning set forth in Section 2.1(a)(i)(A).

“CEO Nominee” has the meaning set forth in Section 2.1(a)(i)(E).

“Chief Executive Officer” means the chief executive officer of the Company.

“Class I,” “Class II” and “Class III” have the meanings set forth in Section 2.1(c).

“Closing” means the closing of the acquisition of Hertz by the Company.

“Closing Date” means the date of the Closing.

“CMC-Hertz Partners” means CMC-Hertz Partners, L.P. and any other investment vehicle formed in accordance with the limited partnership agreement of CMC-Hertz Partners, L.P. For purposes of clarity CMC-Hertz Partners shall be deemed an Affiliate and Co-investment Vehicle of Merrill but not Carlyle or CD&R.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Co-investment Vehicle” means any entity (i) formed for the purpose of, or used exclusively or primarily for, permitting other Persons to co-invest with a Principal Investor in the Company and (ii) Controlled by, or under common Control with, such Principal Investor.

“Committees” has the meaning set forth in Section 2.1(d).

“Committing Investors” means the Principal Investors and Merrill Lynch Ventures 2001 L.P.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the Preamble.

“Competitor” means a Person, or another Person that controls or is controlled by a Person engaged in: (a) the short-term car and light truck (including sport utility vehicles and, solely with respect to any Person that has operations in Europe, light commercial vehicles in such European operations of a type rented by Hertz or its Subsidiaries as of the date of determination) rental industry and who had total revenue in such business in excess of $50 million for its most recently completed fiscal year or (b) for so long as HERC (and any Subsidiaries thereof) is a business unit of the Company, the renting of construction, industrial and materials handling equipment used for similar purposes as the equipment rented by HERC (and any Subsidiaries thereof) to its customers as of the date of determination and who had total revenue in such business in excess of $50 million for its most recently completed fiscal year.

“Control” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means, with respect to any Person, any Person directly or indirectly Controlled by such Person; provided that the limited partners and non-managing members of any Person that is an investment fund shall in no event be deemed Controlled Affiliates of such fund.

“Controlled Company Event” means the first date on which the Company ceases to qualify as a “controlled company” as defined from time to time under the New York Stock Exchange’s corporate governance listing standards.

“Corporate Opportunity” has the meaning set forth in Section 2.8(d).

“Drag Along Notice” has the meaning set forth in Section 3.4(d).

“Drag Transaction” has the meaning set forth in Section 3.4(b).

“Equity Securities” means any and all shares of Common Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“ERISA” has the meaning set forth in Section 3.4(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Fair Market Value” means with respect to any non-cash consideration, the fair market value of such non-cash consideration as determined in good faith by the Board.

“Grantor Trust” means the portion of a trust where it is specified in Sections 672-679 of the Code that the grantor of such trust or another person shall be treated as the owner of such portion of such trust.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Hertz” has the meaning set forth in the Recitals.

“Independent Director” means an “independent director” as such term is defined from time to time in the New York Stock Exchange’s corporate governance listing standards.

“Information” means all information, whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise, (i) about the Company or any of its Subsidiaries that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives, (ii) supplied by the Company, Ford Holdings, LLC, Hertz or the other Stockholders in connection with the acquisition of Hertz, and (iii) all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, any such information; provided that the term “Information” does not include any information that (x) is or becomes generally available to the public through no action or omission by any Stockholder or its Representatives or (y) is or becomes available to such Stockholder on a nonconfidential basis from a source, other than the Company or any of its subsidiaries, or any of their respective Representatives, that to the best of such Stockholder’s knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to such Stockholder by a contractual, legal or fiduciary obligation.

“Investor Nominees” has the meaning set forth in Section 2.1(a)(i)(C).

“IPO” means the initial Public Offering of the Company.

“Majority Approval” means the prior approval of a majority of the Investor Nominees then in office in writing or at a duly called meeting of the Board.

“Mandatory Distribution” means with respect to a Stockholder, any liquidation of, or distribution with respect to an equity interest in, such Stockholder (including but not limited to any distribution by a Stockholder to one or more of its limited partners) that is (i) required by Applicable Law, (ii) made solely to any limited partner of the Stockholder that is withdrawing from such Stockholder in connection with a Regulatory Problem or (iii) required under the organizational documents or governing agreements of such Stockholder, provided that any general partner, managing member, board of directors or similar governing body of such Stockholder (including in connection with any determination such Person has made that resulted in such requirement under such documents or agreement), and its equityholders, have taken all reasonable efforts to avoid such required liquidation or distribution.

“Merrill” means ML Global Private Equity Fund, L.P.

“Merrill Nominees” has the meaning set forth in Section 2.1(a)(i)(C).

“MLGP” has the meaning set forth in Section 2.7.

“ML Hertz Co-Investor” means ML Hertz Co-Investor, L.P. and any other investment vehicle formed in accordance with the limited partnership agreement of ML Hertz Co-Investor, L.P. For purposes of clarity ML Hertz Co-Investor, L.P. shall be deemed an Affiliate and Co-investment Vehicle of Merrill but not Carlyle or CD&R.

“Necessary Action” means, with respect to a specified result, all actions (to the extent permitted by Applicable Law) necessary to cause such result, including (i) voting or providing written consent or proxy with respect to Voting Securities, (ii) calling and attending meetings in person or by proxy for purposes of obtaining a quorum and causing the adoption of stockholders’ resolutions and amendments to the Company’s certificate of incorporation or by-laws, (iii) causing members of the Board (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) making, or causing to be made, with Regulatory Entities all filings, registrations or similar actions that are required to achieve such result.

“Original Agreement” has the meaning set forth in the Recitals.

“Original Shares” has the meaning set forth in Section 2.6 (i).

“Permitted Transferee” means as to any Stockholder: (i) the owners of such Stockholder in connection with a Mandatory Distribution or, subject to Unanimous Investor Approval on or prior to the eighth anniversary of the Closing, any other liquidation of, or a distribution with respect to an equity interest in, such Stockholder (including but not limited to any distribution by a Stockholder to its limited partners); or (ii) an Affiliate (other than any “portfolio company” described below) or any Co-investment Vehicle of such Stockholder; provided, that in no event shall (x) any “portfolio company” (as such term is customarily used among institutional investors) of any Stockholder or any entity Controlled by any portfolio company of any Stockholder or (y) any Competitor constitute a “Permitted Transferee”. Any Stockholder shall also be a Permitted Transferee of the Permitted Transferees of itself.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Plan Assets” has the meaning set forth in Section 3.4(f).

“Principal Investor Group” means, with respect to any Principal Investor, such Principal Investor and its Affiliates, Affiliate Co-Investors and Co-investment Vehicles.

“Principal Investors” means Carlyle, CD&R and Merrill.

“Prohibited Transaction” means (i) any Transfer of Equity Securities to a natural person or an organization described in the second sentence of Section 542(a)(2) of the Code, (ii) any Transfer of Equity Securities to a Person classified, for U.S. Federal income tax purposes, as a partnership, that, following such Transfer, would own more than 3% of the outstanding Equity Securities, unless the transferor of such Equity Securities first obtains a written representation from the proposed Transferee for the benefit of the other Stockholders and the Company that, to the knowledge of such proposed Transferee after due inquiry, no natural person is the beneficial owner of an interest as a member of such proposed Transferee for U.S. Federal income tax purposes and (iii) any Transfer of Equity Securities to a Person that (w) violates applicable securities laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or would cause the Company to be in violation of any Applicable Law, (x) would result in the assets of the Company constituting Plan Assets, (y) would, to the knowledge of the transferor of such Equity Securities after due inquiry, result in the Company’s meeting the stock ownership requirement of Section 542(a)(2) of the Code or (z) would cause the Company to be Controlled by or under common Control with an “investment company” for purposes of the Investment Company Act of 1940, as amended. For purposes of clauses (i) and (ii) of the immediately preceding sentence, any entity that is classified as a disregarded entity or any Grantor Trust for U.S. Federal income tax purposes shall be disregarded, but a Person that owns an interest as a member of an entity that is classified as a partnership for such purposes (an upper-tier partnership), which upper-tier partnership owns an interest as a member of a second entity that is classified as a partnership for such purposes (a lower-tier partnership), shall not be considered the beneficial owner of an interest as a member of such lower-tier partnership as a result of such Person’s owning an interest as a member of such upper-tier partnership.

“Pro Rata Portion” means, with respect to the Transferring Stockholder or any Tag-Along Participant, with respect to any proposed Transfer, on the applicable Transfer date, the number of Shares equal to the product of (i) the total number of Shares to be Transferred to the proposed Transferee and (ii) the fraction determined by dividing (A) the total number of Shares owned by such Transferring Stockholder or Tag-Along Participant (as applicable) as of such date plus the number of Shares owned by all Affiliate Tag-Along Assignors of such Person by (B) the total number of Shares owned by the Transferring Stockholder and all Tag-Along Participants and their respective Affiliate Tag-Along Assignors as of such date.

“Public Offering” means an offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.

“Qualified Co-investment Transferee” means any of (A) an Affiliate Co-investor, (B) a Co-investment Vehicle or (C) subject to the written consent of each of the other Principal Investors, such consent not to be unreasonably withheld or delayed, another reputable institutional investor.

“Registration Rights Agreement” means the registration rights agreement, dated as of December 21, 2005 among the Company and the Stockholders, as amended as of the date hereof.

“Regulatory Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency, including (without limitation) any exchange upon which equity securities of the Company are listed.

“Regulatory Problem” shall mean (i) a reasonable likelihood that all or any part of a Stockholder’s assets would be deemed to be “plan assets” for purposes of ERISA or (ii) a change in the statute or regulation that authorizes or governs the investment by an equityholder of a Stockholder in such Stockholder that makes investing in the Stockholder illegal for such equityholder.

“Representatives” means with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives, including in the case of any Principal Investor any person nominated to the Board or a Committee by such Principal Investor.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Section 3.4 Transferring Stockholder” has the meaning set forth in Section 3.4(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Stockholder” has the meaning set forth in Section 3.4(a).

“Shares” means issued and outstanding shares of Common Stock.

“Specified Affiliate” means, with respect to any Person, any other Person that (i) was not formed for the purpose of effecting a Transfer of Equity Securities hereunder and (ii) is directly or indirectly controlling, controlled by or under common control with such Person, provided that solely for purposes of this definition, “control” shall mean the beneficial ownership, directly or indirectly, of a majority of the pecuniary interests in the equity securities of such Person (determined in accordance with Rule 16a-1 under the Exchange Act) and a majority of the voting securities of such Person (determined in accordance with Rule 13d-3 under the Exchange Act).

“Stockholder Group Member” has the meaning set forth in Section 2.8(d).

“Stockholders” means (i) the Stockholders of the Company that are parties to this Agreement and (ii) any other holder of any Equity Securities that becomes a party to this Agreement after the date and pursuant to the terms hereof; provided that any Person shall cease to be a Stockholder if it no longer is the holder of any Equity Securities.

“Subsidiary” means each Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding capital stock or other equity interests.

“Tag-Along Participants” has the meaning set forth in Section 3.3(a).

“Tag Percentage” has the meaning set forth in Section 3.3(a).

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities owned by a Person or any interest (including but not limited to a beneficial interest) in any shares of Equity Securities owned by a Person.

“Transferee” means any Person to whom any Stockholder or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“Transfer Notice” has the meaning set forth in Section 3.3(a).

“Transferred Securities” has the meaning set forth in Section 3.3(a).

“Transferring Stockholder” has the meaning set forth in Section 3.3(a).

“Unanimous Investor Approval” means, subject to Section 2.6, the prior approval of all Investor Nominees, or if under consideration at a duly called meeting of the Board, all Investor Nominees present at such meeting, provided that includes at least one Investor Nominee of each of the Principal Investors.

“Voting Securities” means, at any time, shares of any class of Equity Securities of the Company, which are then entitled to vote generally in the election of directors.

5.2                                 Terms Generally. The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole (including the Exhibits and Annexes hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections, Exhibits and Annexes and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Annexes to, this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The definitions given for terms in this Article V and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any agreement or letter shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE VI
MISCELLANEOUS

6.1                                 Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company and the Stockholders as provided under Section 6.8:

(a)                                  the provisions of Article II shall, with respect to each Stockholder, terminate as provided in Section 2.6;

(b)                                 the provisions of Section 3.4 shall terminate upon the Principal Investors ceasing to own at least 50% of the Voting Securities of the Company

(c)                                  the provisions of Article III (other than Section 3.4) shall terminate upon the Principal Investors ceasing to own (in the aggregate) at least 5% of the Voting Securities of the Company; and

(d)                                 all other provisions of this Agreement shall survive its termination.

Nothing in this Agreement shall relieve any party from any liability for the breach of any obligations set forth in this Agreement.

6.2                                 Publicity. Unless otherwise required by Applicable Law, no Stockholder (other than the Principal Investors, provided that the Principal Investors have previously coordinated) may issue any press release concerning the Company or its Subsidiaries without the prior consent of each of the Principal Investors.

6.3                                 Confidentiality. Each party hereto agrees to, and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with the operation of the Company and its Subsidiaries; provided that nothing herein shall prevent any party hereto from disclosing such Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (c) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (d) to the extent necessary in connection with the exercise of any remedy hereunder, (e) to other Stockholders, (f) to such party’s Representatives that in the reasonable judgment of such party need to know such Information or (g) to any potential Qualified Co-Investment Transferee or Permitted Transferee in connection with a proposed Transfer of Equity Securities from such Stockholder as long as such transferee agrees to be bound by the provisions of this Section 6.3 as if a Stockholder, provided further that, in the case of clause (a), (b) or (c), such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available.

6.4                                 Compliance.

(a)                                  The Stockholders shall not approve the retention by the Company or any of its Subsidiaries of, and shall cause the Company and its Subsidiaries not to retain, the independent accountants of any Principal Investor (or of any Principal Investor’s ultimate parent entity) for non-audit services without the prior written consent of such Principal Investor. If required by the Sarbanes-Oxley Act of 2002, as amended, so as not to impair the independence of the auditor of any Principal Investor, the Stockholders shall cause the Company and its Subsidiaries to discontinue and restrict certain relationships (as set forth in such Act) between the Company and its Subsidiaries and the auditor of such Principal Investor.

(b)                                 The Stockholders shall cooperate in good faith to procure that the Company take such necessary action and exercise all necessary powers so that the Company and its Subsidiaries are compliant with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and all other applicable securities laws and listing exchange requirements.

6.5                                 Restrictions on Other Agreements; Conflicts.

(a)                                  Following the date hereof, no Stockholder shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity Securities except the Registration Rights Agreement or agreements with respect to any sale or other transfer of Equity Securities permitted hereby or other matters as expressly permitted hereunder. A Principal Investor may enter into any stockholder agreement or arrangements with a member of its Principal Investor Group.

(b)                                 Each of the parties covenants and agrees to vote their Voting Securities and to take any other action reasonably requested by the Company or any Stockholder to amend the Company’s by-laws or certificate of incorporation so as to avoid any conflict with the provisions hereof.

6.6                                 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such further agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

6.7                                 No Recourse; No Stockholder Duties.

(a)                                  Notwithstanding anything to the contrary in this Agreement, the Company and each Stockholder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(b)                                 The Stockholders agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that when any Stockholder takes any action under this Agreement to give or withhold its consent, or when any Principal Investor takes any action under this Agreement to give or withhold its consent, such Stockholder or Principal Investor, as applicable, shall have no duty (fiduciary or other) to consider the interests of the Company or the other Stockholders or Principal Investors and may act exclusively in its own interest and shall have no duty to act in good faith; provided that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

6.8                                 Amendment; Waivers, etc. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has been approved by Stockholders holding in excess of 50% of the then-outstanding Voting Securities held by all of the Stockholders in the aggregate and such amendment, action or omission to act has received Unanimous Investor Approval, provided that this Agreement may not be amended in a manner adversely affecting the rights or obligations of any Stockholder which does not adversely affect the rights or obligations of all similarly situated Stockholders in the same manner without the consent of such Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Stockholder granting such waiver in any other respect or at any other time.

6.9                                 Assignment. Neither this Agreement nor any right or obligation arising under this Agreement may be assigned by any party without the prior written consent of the other parties, provided that any Principal Investor may assign all or a portion of its rights (but not its obligations) hereunder to any member of its Principal Investor Group that is or becomes a Stockholder.

6.10                           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns; provided that the Company shall have no right to enforce Section 3.1(b)(ii)(solely with respect to clause (i) of the definition of Prohibited Transaction) or Section 3.1(e).

6.11                           No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

6.12                           Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax (provided a confirmation copy is sent by one of the other methods set forth above), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company, to it at:

Hertz Global Holdings, Inc.
c/o The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey 07656
Attention:  General Counsel
Facsimile:  (201) 594-3122

with a copy to (which shall not constitute notice) each of the Principal Investors and their counsel at the address listed below:

If to CD&R, to it at:

Clayton, Dubilier & Rice Fund VII, L.P.
1403 Foulk Road, Suite 106
Wilmington, Delaware  19803
Attention:  Mr. David H. Wasserman
Facsimile:  (302) 427-7398

with a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, Inc.
375 Park Avenue
18th Floor
New York, New York  10152
Attention:  Mr. David H. Wasserman
Facsimile:  (212) 893-7061

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Franci J. Blassberg, Esq.
Facsimile:  (212) 909-6836

If to Carlyle, to it at:

Carlyle Partners IV, L.P.
c/o The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington DC 20004-2505
Attention:  Mr. Gregory S. Ledford
Facsimile:  (202) 347-1818

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC  20004-1304

Attention:       Daniel T. Lennon, Esq. &
David S. Dantzic, Esq.

Facsimile:  (202) 637-2201

If to Merrill, to it at:

ML Global Private Equity Fund, L.P.
c/o Merrill Lynch Global Private Equity
4 World Financial Center, 23rd Floor
New York, NY 10080

Attention:       Mr. George A. Bitar &
Mr. Robert F. End

Facsimile:  (212) 449-1119

with a copy to (which shall not constitute notice):

Wachtell Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Attention:       Andrew R. Brownstein, Esq. &
Gavin D. Solotar, Esq.

Facsimile:  (212) 403-2000

If to any other Stockholder, to its address set forth on the signature page of such Stockholder to this Agreement with a copy (which shall not constitute notice) to any party so indicated thereon. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by overnight courier, on the day delivered, or (z) if by fax, on the day delivered.

6.13                           Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, illegality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

6.14                           Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

6.15                           Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.16                           Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

6.17                           Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 6.12 shall be effective service of process for any such suit, action or other proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

6.18                           Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6.18.

6.19                           Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. In the event that the Company or one or more Principal Investors shall file suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including, without limitation, reasonable attorney’s fees and expenses.

6.20                           Certain Relationships. Except as otherwise specifically provided herein, including pursuant to Section 2.7, nothing in this Agreement shall be construed as precluding Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of Merrill’s other Affiliates from having acted or acting in the future as a financial advisor, corporate broker, underwriter or in any other capacity for the Company (or any of its Affiliates or beneficial owners) or for any other Person, for separate consideration as may be set forth in a separate engagement letter or other agreement among the relevant parties. Furthermore, nothing in this Agreement shall be construed as obliging Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of Merrill’s other Affiliates to act on behalf of, or perform any services for, the Company, or any of its subsidiaries, Affiliates or beneficial owners, for any purpose whatsoever (whether specifically set forth herein or otherwise) without the negotiation of a separate engagement letter or other written agreement with respect to such actions or services among the relevant parties.

6.21                           Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

CLAYTON, DUBILIER & RICE FUND VII, L.P.
By:	CD&R Associates VII, Ltd., its general partner

By:
Name:
Title:

CDR CCMG CO-INVESTOR L.P.
By: CDR CCMG Co-Investor GP Limited, its general partner

By:
Name:
Title:

Notice Address:
CDR CCMG Co-Investor L.P.
c/o M&C Corporate Services Limited
P.O. Box 309GT
Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands, British West Indies
Facsimile: (345) 949-8080

with a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, Inc.

375 Park Avenue

18th Floor

New York, New York  10152

Attention:  Mr. David H. Wasserman

Facsimile:  (212) 893-7061

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:  Franci J. Blassberg, Esq.

Facsimile:  (212) 909-6836

CD&R Parallel Fund VII, L.P.
By:	CD&R Parallel Fund Associates VII, Ltd.,
the General Partner

By:
Name:
Title:

Notice Address CD&R Parallel Fund VII, L.P. 1403 Foulk Road, Suite 106 Wilmington, Delaware 19803 Attention: Mr. David H. Wasserman Facsimile: (302) 427-7398

with a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, Inc.

375 Park Avenue

18th Floor

New York, New York  10152

Attention:  Mr. David H. Wasserman

Facsimile:  (212) 893-7061

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:  Franci J. Blassberg, Esq.

Facsimile:  (212) 909-6836

CARLYLE PARTNERS IV, L.P.
By:	TC Group IV, L.P., its general partner
	By:	TC Group IV, L.L.C., its general partner
		By:	TC Group, L.L.C., its sole member
			By:	TCG Holdings, L.L.C., its managing
member

By:
Name:
Title:

CP IV COINVESTMENT, L.P.
By:	TC Group IV, L.P., its general partner
	By:	TC Group IV, L.L.C., its general partner
		By:	TC Group, L.L.C., its sole member
			By:	TCG Holdings, L.L.C., its managing
member

By:
Name:
Title:

Notice Address CP IV Coinvestment, L.P. c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington DC 20004-2505 Attention: Mr. Gregory S. Ledford Facsimile: (202) 347-1818

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, DC  20004-1304

Attention:       Daniel T. Lennon, Esq.
David S. Dantzic, Esq.

Facsimile:  (202) 637-2201

CEP II U.S. INVESTMENTS, L.P.
By:	CEP II GP, L.P., its general partner
	By:	Carlyle Investment GP Corp., its general partner

By:
Name:
Title:

Notice Address CEP II U.S. Investments, L.P. c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington DC 20004-2505 Attention: Mr. Gregory S. Ledford Facsimile: (202) 347-1818

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, DC  20004-1304

Attention:       Daniel T. Lennon, Esq.
David S. Dantzic, Esq.

Facsimile:  (202) 637-2201

CEP II PARTICIPATIONS S.à.r.l SICAR

By:
Name:
Title:

By:
Name:
Title:

Notice Address

CEP II Participations S.à.r.l SICAR

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW

Suite 220 South

Washington DC  20004-2505

Attention:  Mr. Gregory S. Ledford

Facsimile:  (202) 347-1818

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, DC  20004-1304

Attention:       Daniel T. Lennon, Esq.
David S. Dantzic, Esq.

Facsimile:  (202) 637-2201

ML GLOBAL PRIVATE EQUITY FUND, L.P.
By:	MLGPE LTD, its general partner

By:
Name:
Title:

MERRILL LYNCH VENTURES L.P. 2001
By:	Merrill Lynch Ventures, LLC, its general partner

By:
Name:
Title:

Notice Address

Merrill Lynch Ventures L.P. 2001

c/o Merrill Lynch Global Private Equity

4 World Financial Center, 23rd Floor

New York, NY 10080

Attention:  Mr. George A. Bitar &

Mr. Robert F. End

Facsimile:  (212) 449-1119

with a copy to (which shall not constitute notice):

Wachtell Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:  Andrew R. Brownstein, Esq. & Gavin D.
Solotar, Esq.

Facsimile:  (212) 403-2000

ML HERTZ CO-INVESTOR, L.P.
By:	ML Hertz Co-Investor GP, L.L.C., its general
partner
	By:	ML Global Private Equity Fund, L.P., as sole member
		By:	MLGPE LTD, its general partner

By:
Name:
Title:

Notice Address

ML Hertz Co-Investor, L.P.

c/o Merrill Lynch Global Private Equity

4 World Financial Center, 23rd Floor

New York, NY 10080

Attention:  Mr. George A. Bitar & Mr. Robert F. End

Facsimile:  (212) 449-1119

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attention:  Andrew R. Brownstein, Esq. & Gavin D.
Solotar, Esq.

Facsimile:  (212) 403-2000

CMC-HERTZ PARTNERS, L.P.
By:	CMC-Hertz General Partner, L.L.C., its general partner

By:
Name:
Title:

Notice Address

CMC Hertz Partners, L.P.

c/o Carlyle-Hertz GP, L.P

c/o The Carlyle Group

1001 Pennsylvania Avenue, N.W.

Suite 220 South

Washington, D.C. 20004
Attention:  Mr. Gregory S. Ledford
Facsimile:  (202) 347-1818

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, DC  20004-1304

Attention:       Daniel T. Lennon, Esq.
David S. Dantzic, Esq.

Facsimile:  (202) 637-2201

With a copy to (which shall not constitute notice):

Merrill Lynch Global Private Equity

4 World Financial Center, 23rd Floor

New York, NY 10080

Attention:  Mr. George A. Bitar & Mr. Robert F. End

Facsimile:  (212) 449-1119

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attention:  Andrew R. Brownstein, Esq. & Gavin D.
Solotar, Esq.

Facsimile:  (212) 403-2000

With a copy to (which shall not constitute notice):

CD&R Associates VII, L.P.

c/o M&C Corporate Services Limited
P.O. Box 309GT
Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands, British West Indies
Facsimile: (345) 949-8080

With a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, Inc.

375 Park Avenue

18th Floor

New York, New York  10152

Attention:  Mr. David H. Wasserman

Facsimile:  (212) 893-7061

With a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:  Franci J. Blassberg, Esq.

Facsimile:  (212) 909-6836